SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 31, 2003

Main Street Banks, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-25128	58-2104977
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

676 Chastain Road, Kennesaw, Georgia 30144
(Address of Principal Executive Offices, including Zip Code)

(770) 422-2888
(Registrant’s Telephone Number, including Area Code)

Item 7.  Financial Statement and Exhibits.

(c)                                  Exhibits

99                                    Text of Slides used by Management in Investor Presentations.

Item 9.  Regulation FD Disclosure.

From time to time, Main Street Banks, Inc. makes presentations to the investment community using slides containing the information attached to this Form 8-K as Exhibit 99.  We are furnishing the text of these slides pursuant to the Securities and Exchange Commission’s Regulation FD.  This information is furnished pursuant to Item 9 of Form 8-K and shall not be deemed “filed” for the purposes of section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.  By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that we chose to disclose solely because of Regulation FD.

The information contained in the slides is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we make, by press release or otherwise, from time to time.  We undertake no duty or obligation to publicly update or revise the information contained in this report, although we may do so from time to time as our management believes is warranted.  Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The text of the slides included in this report omits various graphic images included in the actual slides.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 31, 2003	MAIN STREET BANKS, INC.

	By:	/s/ Edward C. Milligan
Edward C. Milligan
Chairman and Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Document

99	Text of Slides used by Management in Investor Presentations